SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

August 26, 2003

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Illinois	1-15659	74-2928353
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Item 5.    Other Events

On August 26, 2003, Dynegy Inc. issued a press release announcing that, in connection with the recently completed private placement offering of $175 million aggregate principal amount of its 4.75% convertible subordinated debentures due 2023, the initial purchasers fully exercised their option to purchase up to an additional $50 million of such debentures. The closing of this option exercise occurred on August 26, 2003.

A copy of Dynegy’s August 26th press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)    Financial Statements: Not applicable

(b)    Pro Forma Financial Information: Not applicable

(c)    Exhibits:

Exhibit No.	Document

99.1	Press release dated August 26, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC. (Registrant)

Dated: August 26, 2003	By:	/S/ J. KEVIN BLODGETT
	Name: Title:	J. Kevin Blodgett Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press release dated August 26, 2003.